EXHIBIT 32(b)
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Reuben Gamoran, the Chief Financial Officer of Wm. Wrigley Jr. Company (the “Company”), certify that to the best of my knowledge:
(i)	the Quarterly Report of the Company on Form 10-Q dated May 5, 2008 for the fiscal quarter ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the said Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ REUBEN GAMORAN Reuben Gamoran
Senior Vice President and Chief Financial Officer
Dated the 5th day of May, 2008